Exhibit 99.1

SYSTEMAX FURTHER STREAMLINES OPERATIONS TO INCREASE FOCUS ON ITS PROFITABLE NORTH AMERICAN INDUSTRIAL PRODUCTS AND FRANCE IT BUSINESSES

-Exits Majority of European Technology Products Group Businesses-

PORT WASHINGTON, NY, March 27, 2017 — Systemax Inc. (NYSE:SYX) today announced it has executed a definitive agreement with a management team backed by Hilco Capital Limited (“Hilco”) to sell all of its unprofitable European Technology Products Group businesses.  Systemax will retain its highly profitable operations in France.  This action focuses the Company’s ongoing operations on its profitable Industrial Products Group (“IPG”) and France businesses.  The sale transaction closed on Friday, March 24, 2017.

With the completion of this transaction, Systemax operates two highly successful, growing and profitable businesses: IPG, its North American MRO business operating primarily under the Global Industrial brand, and its France technology Value Added Reseller business operating primarily under the Inmac Wstore brand.  During 2016 these ongoing businesses, inclusive of corporate charges, generated revenue of $1.1 billion and over $38 million in operating income.  In 2016, IPG generated revenue of $715.6 million and operating income of $34.3 million, and the France business generated revenue of $417.2 million and operating income of $19.2 million.

Larry Reinhold, Chief Executive Officer, said, “In the past year we have significantly streamlined our Company by exiting non-strategic and underperforming operations, positioning us to focus on our profitable and growing business segments.  IPG is a strong and growing business that has outperformed its industry sector in revenue growth for a number of years and has invested in substantial infrastructure to support future expansion. Our France business, which was our largest operation in Europe, is highly successful and has historically operated largely autonomously from our other European operations.  It is a well-managed and valuable asset with leading market share, double digit revenue growth and strong bottom-line performance. We believe that we have found a good home for our former colleagues in Europe.  We thank them for their efforts and wish them the best of luck in their future endeavors.  With a simplified and focused operating footprint and a strong cash position, we are well positioned to continue executing on our strategic plan and drive the performance and value of our businesses for our shareholders.”

The businesses were sold on a cash-free, debt-free basis; proceeds were nominal.  Systemax retained a small residual equity position in the sold operations and will provide transition services to Hilco for a limited period of time.

About Systemax Inc.
Systemax Inc. (www.systemax.com), sells industrial and technology products through a system of branded e-Commerce websites and relationship marketers in North America and France. The primary brands are Global Industrial and Inmac Wstore.

Forward-Looking Statements
This press release contains forward looking statements within the meaning of that term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934).  Additional written or oral forward looking statements may be made by the Company from time to time in filings with the Securities and Exchange Commission or otherwise.  Statements contained in this press release that are not historical facts are forward looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and are based on management’s estimates, assumptions and projections and are not guarantees of future performance.  The Company assumes no obligation to update these statements. Forward looking statements may include, but are not limited to, projections or estimates of revenue, income or loss, exit costs, cash flow needs and capital expenditures, statements regarding future operations, expansion or restructuring plans, including our recent exit from and winding down of our NATG operations, financing needs, compliance with financial covenants in loan agreements, plans relating to products or services of the Company, assessments of materiality, predictions of future events and the effects of pending and possible litigation, as well as assumptions relating to the foregoing. In addition, when used in this release, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” and “plans” and variations thereof and similar expressions are intended to identify forward looking statements.

Investor/Media Contacts:
Mike Smargiassi / Jenny Perales
Brainerd Communicators, Inc.
212-986-6667
smarg@braincomm.com / perales@braincomm.com

- ### -